                                                                   Exhibit 10(a)





                                   AGREEMENT
                                   ---------

   THIS AGREEMENT, made this ____ day of _____________, 19___, between OGLEBAY NORTON COMPANY, a Delaware corporation (hereinafter called the "Company"), and ______________________ (hereinafter called "Employee");

                             W I T N E S S E T H :
                             - - - - - - - - - -
   WHEREAS, Employee, age ____, has served the Company for more than __________ years as an officer and employee and, at the present time, as the _________________________________ ____________________________ and
_____________________________ of the Company;
   WHEREAS, Employee has performed valuable services and has developed and possesses valuable knowledge and executive and administrative skill with respect to the operation of the business of the Company;
   WHEREAS, the Company considers it to be in the best interests of the Company to secure Employee's full-time services, to induce him to continue as ____________________ ___________________________________ of the Company or such other position as may be determined by the Company's Board of Directors from time to time, and to compensate him for such services;
   WHEREAS, Employee desires to be assured of certain benefits and security for himself and his family;

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Employee mutually agree as follows:
   1. Until such time as Employee attains the age of ____ years, Employee will continue in the full-time, regular employ of the Company as its _________________________________ _________________________ or such other position as the Company's Board of Directors may determine.
   2. The Company will employ Employee in the aforesaid capacity and, effective _______________, his annual salary rate shall not be less than _________________________ Dollars ($__________), subject to adjustment in the event of any general salary increase or decrease hereafter in the salaries of all by-law officers of the Company, plus an annual bonus in an amount determined by the Company's Board of Directors or by an appropriate committee of the Board.
   3. Employee will, during his employment, perform to the best of his ability all duties and responsibilities reasonably assigned to him by the Company's Board of Directors, represent the Company and carry out the Company's policies and directives and devote substantially his full time and attention to the performance of such duties under the direction of the Company's Board of Directors.

   4. During his employment, Employee will not engage either directly or indirectly as an officer, director, employee, consultant or partner in any business enterprise in competition with the Company to a degree contrary to its best interests.
   5. During his employment, Employee will be entitled to participate in and be covered by all pension, profit-sharing, stock incentive, stock option, incentive savings and insurance plans or programs or deferred compensation arrangements heretofore or hereafter placed in effect by the Company for its executives or salaried employees, and such period shall be credited as continuous service under the applicable provisions of such plans, programs or arrangements where length of service is a factor.
   6. In addition to the compensation to be paid hereunder, the Company shall pay such expenses as may reasonably be incurred by Employee in the performance of his duties and responsibilities in the manner and to the same extent as it does for other company officers of comparable rank.
   7. This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by Employee and such officer of the Company as may be designated by the Company's Board of Directors.
   8. If the Company shall at any time be merged or consolidated into or with any other entity, or if substantially all of the assets of the Company are transferred to another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or to which such assets shall be transferred. This provision shall continue to apply in the event of any subsequent merger, consolidation or transfer of assets.
   9. Employee shall have no right to commute, encumber or dispose of the right to receive payments or benefits provided for hereunder, all of which are expressly declared to be nonassignable and nontransferable.
   10.   This Agreement shall be governed by the laws of the State of Ohio.
   IN WITNESS WHEREOF, the Company and Employee have executed this Agreement the day and year first above written, each intending to be legally bound hereby.

                                                OGLEBAY NORTON COMPANY

                                                By_____________________________
                                                                      President


                                                Attest_________________________
                                                                       Secretary


                                            ____________________________________